Certification Pursuant to Rule 30a-2(b) under the 1940 Act andSection 906 of the Sarbanes-Oxley Act

I, Audrey L. Kurzawa, President of 40|86 Strategic Income Fund (the “Registrant), certify that:

1.      The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    3/7/07                                                  /s/         Audrey L. Kurzawa
                                                                        Audrey L. Kurzawa, President
                                                                        (principal executive officer)

I, Daniel J. Murphy, Treasurer of 40|86 Strategic Income Fund (the “Registrant”), certify that:

1.      The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:    3/7/07                                                  /s/         Daniel J. Murphy
                                                                        Daniel J. Murphy, Treasurer
                                                                        (principal financial officer)

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by 40|86 Strategic Income Fund for purposes of the Securities Exchange Act of 1934.